Exhibit 4.3

GLOBAL INDEMNITY LIMITED

$120,000,000 7.875% Subordinated Notes due 2047

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 23, 2017

to

Indenture Dated as of August 12, 2015

U.S. BANK NATIONAL ASSOCIATION

Series Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Original Trustee

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 23, 2017, among GLOBAL INDEMNITY LIMITED, a Cayman Islands exempted company (the “Issuer”), U.S. BANK NATIONAL ASSOCIATION (the “Series Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Original Trustee,” and, together with the Series Trustee, each a “Trustee”).

RECITALS

WHEREAS, the Issuer is the successor to Global Indemnity plc, which had heretofore executed and delivered to the Original Trustee an Indenture dated as of August 12, 2015 (the “Base Indenture” and, together with the First Supplemental Indenture dated as of November 7, 2016 and this Supplemental Indenture, the “Indenture”) providing for the issuance by the Issuer from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Issuer, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Base Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Series Trustee this Supplemental Indenture to the Base Indenture in order to issue a new series of debt securities to be designated as the “7.875% Subordinated Notes due 2047” (the “Notes”), and to set forth the terms that will be applicable thereto and the forms thereof;

WHEREAS, the Issuer has duly determined to appoint U.S. Bank National Association as Series Trustee, registrar and paying agent under the Indenture with respect to the Notes (but only with respect to the Notes) and U.S. Bank National Association is willing to accept such appointment with respect to the Notes;

WHEREAS, the Issuer is entering into this Supplemental Indenture with the Original Trustee and the Series Trustee to evidence and provide for the acceptance of appointment thereunder by the Series Trustee with respect to the Notes (but only with respect to the Notes), to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, to make certain amendments to the Base Indenture pursuant to Section 9.01(12) of the Base Indenture to expressly permit the appointment of the Series Trustee as Trustee for the Notes (but only with respect to the Notes), and to make certain other amendments to the Base Indenture with respect to the Notes (but only with respect to the Notes);

WHEREAS, the Issuer has requested that the Original Trustee enter into this Supplemental Indenture in connection with (i) the foregoing amendments and (ii) the Issuer’s appointment of the Series Trustee with all of the rights, powers, trusts, duties and obligations of Trustee, registrar and paying agent with respect to the Notes (but only with respect to the Notes); and the Company, for the sole and limited purpose of compliance with the requirements of Article IX of the Base Indenture, and in accordance with Sections 1.02 and 9.03 of the Base Indenture, has delivered an Officers’ Certificate and Opinion of Counsel to the Original Trustee;

WHEREAS, Sections 2.01, 3.01, 9.01(6), 9.01(11) and 9.01(12) of the Base Indenture provide, among other things, that the Issuer and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to add to the covenants of the Issuer for the benefit of the Holders of notes and to provide for specific terms applicable to any series of notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Series Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Issuer and to make this Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF NOTES

Section 1.01    Application of this Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants set forth in the Annexes hereto, are expressly and solely for the benefit of the Holders of the Notes. Each of the series of the Notes constitutes a series of notes as provided in Section 3.01 of the Base Indenture.

Section 1.02    Effect of this Supplemental Indenture.

With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Sections 2.01, 3.01, 9.01(6), 9.01(11) and 9.01(12) thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

(a)    The definitions set forth in Article I of the Base Indenture shall be modified to the extent provided in Article II of this Supplemental Indenture.

(b)    The forms and terms of the securities representing the Notes required to be established pursuant to Sections 2.01 and 3.01 of the Base Indenture shall be established as set forth on Annex A hereto with respect to the Notes; and

(c)    Section 9.01(12) of the Base Indenture regarding the appointment of a successor Trustee by entering into of supplemental indentures without the consent of Holders shall be amended and replaced in its entirety by Section 4.01 of this Supplemental Indenture.

ARTICLE II

DEFINITIONS

Section 2.01    Definitions.

(a)    All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Base Indenture.

(b)    To the extent a defined term is defined both in this Supplemental Indenture, including the Annex hereto, and in the Base Indenture, the definition in this Supplemental Indenture, including the Annex hereto, shall govern with respect to the Notes.

(c)    For purposes of the Trust Indenture Act, “indenture trustee” or “institutional trustee” shall mean the Series Trustee and not the Original Trustee.

(d)    The following definition shall have the meaning assigned below with respect to the Notes:

“Corporate Trust Office” means the office of the Series Trustee at which the corporate trust business of the Series Trustee shall, at any particular time, be principally administered, which office is, as of the date of this Supplemental Indenture, located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Global Corporate Trustee Services.

ARTICLE III

SERIES TRUSTEE, REGISTRAR AND PAYING AGENT WITH RESPECT TO THE NOTES

Section 3.01    Appointment by the Issuer of U.S. Bank National Association as Series Trustee etc.

Pursuant to the Base Indenture, as amended by this Supplemental Indenture, the Issuer hereby appoints U.S. Bank National Association as Series Trustee, registrar and paying agent under the Indenture with respect to the Notes (but only with respect to the Notes) with all of the rights, powers, trusts, duties and obligations of Trustee, registrar and paying agent under the Indenture with respect to the Notes (but only with respect to the Notes) with like effect as if originally named as such in the Indenture.

Section 3.02    Acceptance by U.S. Bank National Association of Appointment as Series Trustee etc.

U.S. Bank National Association hereby accepts its appointment as Series Trustee, registrar and paying agent under the Indenture with respect to the Notes (but only with respect to the Notes) and accepts all of the rights, powers, trusts, duties and obligations of Trustee, registrar and paying agent under the Indenture with respect to the Notes (but only with respect to the Notes), upon the terms and conditions set forth herein and therein, with like effect as if originally named as such in the Indenture. Pursuant to the Base Indenture, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts, duties and obligations as Trustee under the Base Indenture with respect to all of the series of securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts, duties and obligations with respect to the Notes.

Section 3.03    Eligibility of Series Trustee.

The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 6.09 of the Base Indenture to accept its appointment as Series Trustee with respect to the Notes.

Section 3.04    Concerning the Series Trustee.

Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Base Indenture and in this Supplemental Indenture, and in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Supplemental Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee with respect to the Notes shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

ARTICLE IV

MISCELLANEOUS

Section 4.01    Amendment to Section 9.01(12).

For purposes of the Notes, and only with respect to the Notes, Section 9.01(12) of the Base Indenture is hereby amended to read as follows:

“(f)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series outstanding or, if other than the Person named as the “Trustee” in the first paragraph of this Indenture (or a successor to such Person pursuant to the applicable provisions of this Indenture) (for purposes of this Section 9.01(12), herein called the “Original Trustee”), to evidence and provide for the acceptance of appointment by a Trustee, at the election of the Issuer, with respect to other Securities of any series to be issued thereafter pursuant to this Indenture (a “Series Trustee”), and if not the Series Trustee, to evidence the identity of each registrar, paying agent or authenticating agent with respect to such Securities, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11, it being understood that, anything contained herein or in any Board Resolution, Officers’ Certificate or supplemental indenture to the contrary notwithstanding, that (i) nothing herein shall constitute such Trustees co-trustees of the same trust, (ii) each such Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, (iii) the Series Trustee shall have all the rights, powers, trusts, duties and obligations of the Original Trustee with respect to, and only with respect to, such Securities, (iv) the Original Trustee shall have no rights, powers, trusts, duties or obligations with respect to such Securities, (v) no Trustee hereunder shall have any liability for any acts or omissions of any other Trustee hereunder and (vi) no appointment of a Series Trustee shall become effective until the acceptance of the appointment by the Series Trustee in writing; and”

Section 4.02    Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 4.03    Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Issuer:

Global Indemnity Limited

c/o Global Indemnity Group, Inc.

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

Attention: Chief Financial Officer

Facsimile: (610) 660-8887

if to the Series Trustee:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Global Corporate Trustee Services

Facsimile: (651) 466-7430

The Issuer or the Series Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 4.04    Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 4.05    No Personal Liability of Directors, etc.

None of the Issuer’s directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Issuer’s obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 4.06    Successors.

All agreements of the Issuer in the Indenture and the Notes shall bind its successors. All agreements of the Series Trustee in the Indenture shall bind its successors.

Section 4.07    Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

Section 4.08    Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 4.09    Trustees Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Issuer, and the Original Trustee and the Series Trustee do not assume any responsibility for their correctness. The Original Trustee and the Series Trustee make no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Original Trustee and the Series Trustee each represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.10    Adoption, Ratification and Confirmation.

The Base Indenture, as supplemented and amended by the First Supplemental Indenture and as further supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.11    Consent to Jurisdiction and Service.

To the fullest extent permitted by applicable law, the Issuer hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer, and may be enforced in any courts to the jurisdiction of which the Issuer is subject by a suit upon such judgment, provided, that service of process is effected upon the Issuer in the manner specified herein or as otherwise permitted by law. To the extent the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GLOBAL INDEMNITY LIMITED

By:	/s/ Cynthia Y. Valko
	Name:	Cynthia Y. Valko
	Title:	Chief Executive Officer

By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Original Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Series Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

ANNEX A

Pursuant to Section 3.01 of the Indenture, dated as of August 12, 2015 (the “Base Indenture”), between Global Indemnity Limited, a Cayman Islands exempted company, as successor to Global Indemnity plc (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Original Trustee”), as supplemented by the First Supplemental Indenture, dated November 7, 2016 (the “First Supplemental Indenture”), between the Company, Global Indemnity plc and the Trustee, and as further supplemented and amended by the Second Supplemental Indenture, dated as of March 23, 2017 (the “Second Supplemental Indenture,” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), the terms of a series of securities to be issued pursuant to the Indenture are as follows:

1.    Designation. The designation of the securities is “7.875% Subordinated Notes due 2047” (the “Subordinated Notes”).

2.    Initial Aggregate Principal Amount. Except for Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Notes pursuant to the Indenture, subject to Section 20 hereof, the Subordinated Notes shall be limited in initial aggregate principal amount to $120,000,000 (or up to $138,000,000 if the over-allotment option described in the Prospectus is exercised).

3.    Currency Denomination. The Subordinated Notes shall be denominated in U.S. dollars.

4.    Maturity. The date on which the principal of the Subordinated Notes is payable is April 15, 2047 (the “Maturity Date”).

5.    Rate of Interest; Interest Payment Date; Regular Record Dates. Each Subordinated Note shall bear interest from March 23, 2017 at 7.875% per annum to, but excluding, the Maturity Date or earlier acceleration or redemption. Such interest shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2017, to the persons in whose names the Subordinated Notes are registered at the close of business on the immediately preceding January 1, April 1, July 1 or October 1, respectively. Interest on the Subordinated Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 23, 2017. Interest on the Subordinated Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on the Subordinated Notes is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

6.    Place of Payment. Principal of and interest on the Subordinated Notes shall be payable, and the transfer of the Subordinated Notes shall be registrable, at the office or agency of the Company to be maintained for such purpose in Minneapolis, Minnesota, except that, at the option of the Company, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Subordinated Notes register; provided, however, that while any Subordinated Notes are represented by a Global Security, payment of principal of or interest on the Subordinated Notes may be made by wire transfer to the account of the Depositary or its nominee.

7.    Optional Redemption. The Subordinated Notes may be redeemed, at the Company’s option, in $25 increments in whole or in part on April 15, 2022, or on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date. If the Company redeems only a portion of the Subordinated Notes on any Redemption Date, the Company may subsequently redeem additional Subordinated Notes. If the Company redeems less than all the Subordinated Notes at any time, the Subordinated Notes to be redeemed will be selected in accordance with the procedures of the Depositary and which may provide for the selection or redemption of a portion of the principal amount of any Subordinated Note so long as the unredeemed portion of the principal amount of any Subordinated Note is in an authorized denomination. The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of Subordinated Notes being redeemed or transmitted otherwise in accordance with the procedures of the Depositary. If any Subordinated Note is to be redeemed in part only, any notice of redemption that relates to that Subordinated Note will state the portion of the principal amount to be redeemed. Notice of redemption having been given, any Subordinated Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company defaults in the payment of the Redemption Price) such Subordinated Notes shall cease to bear interest. Upon surrender of any such Subordinated Notes for redemption, such Subordinated Notes shall be paid by the Company at the Redemption Price. If any Subordinated Notes called for redemption are not paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate prescribed in the Subordinated Notes.

8.    Mandatory Redemption; Sinking Fund. The Subordinated Notes are not mandatorily redeemable and are not entitled to the benefit of a sinking fund or any analogous provisions.

9.    Denominations. The Subordinated Notes shall be issued initially in minimum denominations of $25 and shall be issued in integral multiples of $25 in excess thereof.

10.    Payment Currency. Principal and interest on the Subordinated Notes shall be payable in U.S. dollars.

11.    Global Securities. The Subordinated Notes shall be issuable as Global Securities.

12.    Additional Amounts.

(a)    All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Subordinated Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. “Taxing Jurisdiction” means the Cayman Islands or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which payment on the Subordinated Notes is made or in which the Company or any payor of a payment on the Subordinated Notes is organized or generally is or becomes subject to taxation.

(b)    If such withholding or deduction is required, the Company will pay, or cause to be paid, such additional amounts on the Subordinated Notes as may be necessary in order that the net amounts receivable by a holder of the Subordinated Notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of the Subordinated Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on such Subordinated Notes in relation to any payment (including a payment made in connection with a redemption) in respect of such Subordinated Notes:

(1)	to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with applicable statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of the Subordinated Notes by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (i) the mere holding of the Subordinated Notes, (ii) the receipt of principal, interest or other amount in respect of the Subordinated Notes or (iii) the mere enforcement of rights with respect to the Subordinated Notes;

(2)	presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(3)	to a fiduciary, a partnership or a Person who is not the beneficial owner of the Subordinated Notes, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Subordinated Notes directly;

(4)	on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(5)	on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of the Subordinated Notes;

(6)	any taxes imposed on, or withheld or deducted from, a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such Directive or other directive;

(7)	any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(8)	any combination of clauses (1) through (7) above.

The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders of the Subordinated Notes, notice to that effect shall have been duly given to the Holders of the Subordinated Notes by the Company.

13.    Registrar; Paying Agent; Depositary. The Trustee shall initially serve as the Registrar and the Paying Agent for the Subordinated Notes. The Depository Trust Company shall initially serve as the Depositary for the Global Security representing the Subordinated Notes.

14.    Events of Default; Defaults and Remedies.

(a)    Sections 5.01, 5.02 and 5.03 of the Indenture shall not apply to the Subordinated Notes.

(b)    An “Event of Default” with respect to the Subordinated Notes will only occur upon the occurrence of any one of the following events:

(1)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization or other similar law or (B) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, examinership, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, examiner, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(2)

the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, examinership, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, examinership or other similar law or to the commencement of any bankruptcy or insolvency or examinership case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization, examinership or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator examiner, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it or to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action.

(c)    If an Event of Default under the Indenture occurs, the entire principal amount of the Subordinated Notes, together with accrued and unpaid interest, shall automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder of the Subordinated Notes. The right of acceleration only applies upon the occurrence of an Event of Default under Section 14(b).

(d)    Within 90 days after the occurrence of any Event of Default hereunder with respect to the Subordinated Notes, the Trustee shall transmit by mail to all Holders of Subordinated Notes, as their names and addresses appear in the Security Register, notice of such Event of Default or such failure to comply that is actually known to a Responsible Officer of the Trustee. The foregoing provisions of this Section 14(d) replace the provisions of Section 6.02 of the Indenture.

(e)    A “default” with respect to the Subordinated Notes will only occur upon the occurrence of any one of the following events:

(1)	default in the payment of any interest on any Subordinated Note when due and payable, and continuance thereof for a period of 30 days;

(2)	default in the payment of principal or premium, if any, on the Subordinated Notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise; or

(3)	default in the performance, or breach of, any other covenant, warranty or agreement in the indenture that applies to Subordinated Notes for 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Subordinated Notes, a written notice specifying such default or breach.

(f)    If a default under Section 14(e)(1) or Section 14(e)(2) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of any such Subordinated Note, the whole amount then due and payable on such Subordinated Note for principal, premium, if any, and interest. If the Company fails to pay such amount immediately upon such demand, the Trustee may, among other things, institute a judicial proceeding for its collection. There will be no right of acceleration in the case of a default.

15.    Defeasance. In accordance with Section 4.05 of the Indenture, Sections 4.01, 4.03 and 4.04 of the Indenture shall be applicable to the Subordinated Notes.

16.    Subordination.

(a)    Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Subordinated Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

(b)    Distribution on Dissolution, Liquidation or Reorganization; Subrogation of Subordinated Notes.

(1)	Upon any distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Subordinated Notes, or for the acquisition of any of the Subordinated Notes for cash, property or otherwise.

(2)	In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holder of any Subordinated Note before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(3)	Subject to the payment in full of all Senior Indebtedness, the Holders of the Subordinated Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Notes shall be paid in full. No payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Notes would be entitled except for the provisions of Section 16, and no payments over pursuant to the provisions of Section 16 to the holders of Senior Indebtedness by Holders of the Subordinated Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Subordinated Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 16 are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Section 16 or elsewhere in the Indenture or in the Subordinated Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Subordinated Notes the principal of (and premium, if any) and interest, on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Subordinated Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Subordinated Notes prevent the Trustee or the Holder of any Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Section 16 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Section 16, the Trustee, subject to the provisions of Section 16(e), shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Section 16.

(c)    No Payment on Subordinated Notes in Event of Default on Senior Indebtedness. If any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, the Company may not pay the principal of, or premium, if any, or interest on, the Subordinated Notes or repurchase, redeem or otherwise retire any Subordinated Notes, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. If the Subordinated Notes are declared due and payable before the Maturity Date, the holders of Senior Indebtedness outstanding at the time the Subordinated Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the Holders of the Subordinated Notes are entitled to receive any payment on the Subordinated Notes. If, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Subordinated Note prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, such payment must be paid over and delivered to the Company.

(d)    Payments on Subordinated Notes Permitted. Nothing contained in the Indenture or in any of the Subordinated Notes shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 16(b) and 16(c), payments of principal of (or premium, if any) or interest on the Subordinated Notes or (ii) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest on the Subordinated Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

(e)    Authorization of Securityholders to Trustee to Effect Subordination. Each Holder of Subordinated Notes by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 16 and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

(f)    Notices to Trustee. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of this Section 16. Notwithstanding the provisions of this Section 16 or any other provisions of the Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Subordinated Note) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 16(f), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself, herself or itself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 16 and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(g)    Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Section 16 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in the Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Section 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.14 of the Indenture.

(h)    Modifications of Terms of Senior Indebtedness. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Subordinated Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Section 16 or of the Subordinated Notes relating to the subordination thereof.

(i)    Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 16, the Trustee and the Holders of the Subordinated Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of

Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 16.

(j)    Satisfaction and Discharge; Defeasance and Covenant Defeasance. Amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article IV of the Indenture and not, at the time of such deposit, prohibited to be deposited under Section 16(b) or Section 16(c) shall not be subject to this Section 16.

(k)    Trustee not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Section 16, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Subordinated Notes or the Company, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Section 16 or otherwise and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into the Indenture against the Trustee.

(l)    Trustee’s Rights to Payment Not Subordinated. Nothing in this Section 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 5.04 and 6.07 of the Indenture.

17.    Conversion and Exchange. The Subordinated Notes shall not be convertible into or exchangeable for any other security.

18.    Judgment Currency. The Company will indemnify the Trustee and each Holder of the Subordinated Notes to the fullest extent permitted by applicable law against any loss incurred by the Trustee or any such Holder, as applicable, as a result of any judgment or order being given or made for any amount due under the Subordinated Notes and the judgment or order being expressed and paid in the currency (the “judgment currency”), other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Trustee or such Holder.

19.    Certain Definitions. For all purposes of this Annex A, the following terms shall have the following meanings:

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with generally accepted accounting principles, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Prospectus” means the base prospectus, dated November 7, 2016 together with the final prospectus supplement, dated March 16, 2017, relating to the offer and sale of the Subordinated Notes by the Company.

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest on (1) Indebtedness of the Company, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed, other than (a) any Indebtedness of the Company which when incurred, and without respect to any election under Section 1111(b) of the U.S. Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to any of its subsidiaries, (c) Indebtedness to any employee of the Company, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, and (2) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (x) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (y) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any Subsidiary of the Company in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“U.S. Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

20.    Additional Issues. The Company may, without notice to or the consent of the Holders of the Subordinated Notes, create and issue additional notes with the same terms as the Subordinated Notes in all respects, except for the issue date, the public offering price and, under certain circumstances, the first interest payment date. Such additional notes shall be consolidated and form a single series with the Subordinated Notes.

20.    Other Terms. The Subordinated Notes shall have the other terms and shall be substantially in the form set forth in the form of the Subordinated Notes attached hereto as Annex A-1. In case of any conflict between this Annex A and the Subordinated Notes, the form of the Subordinated Notes shall control.

Capitalized terms used but not otherwise defined in this Annex A shall have the respective meanings ascribed to such terms in the Indenture.

ANNEX A-1

[FORM OF SUBORDINATED NOTE]

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R – A1	CUSIP NO. G3933F 139

GLOBAL INDEMNITY LIMITED

7.875% SUBORDINATED NOTES DUE 2047

Global Indemnity Limited, a Cayman Islands exempted company, promises to pay to [                    ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $120,00,000 on April 15, 2047 (the “Maturity Date”) and to pay interest hereon as set forth in the Indenture in the manner, at the rates and to the Persons set forth therein.

Interest Payment Dates: January 15, April 15, July 15 and October 15.

Regular Record Dates: January 1, April 1, July 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

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IN WITNESS WHEREOF, GLOBAL INDEMNITY LIMITED has caused this instrument to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

GLOBAL INDEMNITY LIMITED

By:
Name:
Title:

[Trustee’s Certificate of Authentication Follows]

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

GLOBAL INDEMNITY LIMITED

7.875% Subordinated Notes due 2047

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), designated 7.875% Subordinated Notes due 2047 (the “Notes”). The Securities are issued under an Indenture dated as of August 12, 2015 (the “Base Indenture”), by and between the Company, as successor to Global Indemnity plc, and Wells Fargo Bank, National Association (the “Original Trustee,” which term includes any successor Trustee with respect to the Securities under the Base Indenture), as supplemented by the First Supplemental Indenture dated as of November 7, 2016 (the “First Supplemental Indenture”), by and among the Company, Global Indemnity plc, and the Original Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of March 23, 2017 (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Company, the Original Trustee and U.S. Bank National Association, as trustee with respect to the Securities (the “Series Trustee”), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security shall bear interest from March 23, 2017 at 7.875% per annum to, but excluding, the Maturity Date or earlier acceleration or redemption. Such interest shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2017, to the person in whose names this Security is registered at the close of business on the immediately preceding January 1, April 1, July 1 and October 1, respectively. Interest on this Security shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 23, 2017. Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which principal, premium, if any, or interest is payable on this Security is not a Business Day, then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

This Security may be redeemed, at the Company’s option, in $25 increments in whole or in part on April 15, 2022, or on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest to, but not including, the Redemption Date. If the Company redeems only a portion of the Securities on any Redemption Date, the Company may subsequently redeem additional Securities. If the Company redeems less than all the Subordinated Notes at any time, the Subordinated Notes to be redeemed will be selected in accordance with the procedures of the Depositary and which may provide for the selection or redemption of a portion of the principal amount of any Security so long as the unredeemed portion of the principal amount of any Subordinated Note is in an authorized denomination. The notices of redemption will be sent at least 30 days but not more than 60 days before the applicable Redemption Date to each Holder of Securities being redeemed or transmitted otherwise in accordance with the procedures of the Depositary. If any Security is to be redeemed in part only, any notice of redemption that relates to that Subordinated Note will state the portion of the principal amount to be redeemed. Notice of redemption having been given, any Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company defaults in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Securities for redemption, such Securities shall be paid by the Company at the Redemption Price. If Securities are called for redemption are not paid upon surrender for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the rate prescribed in this Security.

A-1-4

This Security is not subject to the benefit of a sinking fund.

The Indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal (or premium, if any), sinking funds or interest, if any, on all Senior Indebtedness of the Company and each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the principal amount of this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Any references in this Security to principal (and premium, if any), interest or any other amount payable under or with respect to the Security at the Maturity Date, any Interest Payment Date or otherwise, shall be deemed to include payment of Additional Amounts, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Series Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or the Securities, or for the appointment of a receiver, or for any other remedy thereunder, unless such Holder shall have previously given the Series Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Series Trustee to institute proceedings in respect of such Event of Default as Series Trustee and offered the Series Trustee indemnity satisfactory to it, and the Series Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A-1-5

The Securities are issuable only in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Series Trustee and any agent of the Company or Series Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Series Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of this Security shall control.

A-1-6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

A-1-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-8

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Series Trustee	Date

A-1-9